Exhibit 99.4

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01WJ1E 1 U PX + Special Meeting Proxy Card . + IMPORTANT SPECIAL MEETING INFORMATION Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. For Against Abstain 1. To approve the KMP merger agreement. Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items Meeting Attendance Mark the box to the right if you plan to attend the special meeting. A Proposals — The KMGP conflicts committee, the KMR board and the KMGP board recommend that you vote FOR the following proposals: 2. To approve the KMP adjournment proposal. MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 MMMMMMM 2 0 9 5 1 3 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 12:00 a.m. Eastern Time, on [•], 2014. Vote by Internet • Go to www.envisionreports.com/kmp • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

The special meeting of our unitholders will be held at the Kinder Morgan Building, 1001 Louisiana Street, Houston, Texas, on [•], 2014, beginning at [•] local time. At the special meeting, the holders of our common units will act on the matters as stated on the reverse side. The KMGP conflicts committee, the KMR board and the KMGP board recommend a vote FOR the approval of the KMP merger agreement and FOR the KMP adjournment proposal. The undersigned hereby appoints each of Richard D. Kinder and David R. DeVeau, with or without the other and with the full power of substitution, as proxies to vote as specified on the reverse side hereof all KMP common units that the undersigned is entitled to vote at the special meeting of unitholders of KMP. If no specification is made on a signed and returned proxy card (or voting instruction form) with regard to any Proposal, the above-named proxies will vote (and any voting instructions to record holders will be given) FOR Proposals 1 and 2, and, upon such other business that may properly come before the meeting, as determined in the proxies’ discretion. Continued, and to be completed, dated and signed on the reverse side Proxy — Kinder Morgan Energy Partners, L.P. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q